Exhibit 10.1

June 11, 2015

Stephen H. Rusckowski
President and Chief Executive Officer
Quest Diagnostics Incorporated
3 Giralda Farms
Madison, NJ 07940

Re: Amendment

Dear Steve:

This letter (the “Amendment”) is intended to amend the letter dated April 3, 2012 (the “Agreement”) setting forth the terms of your employment by the Company. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Agreement.

Paragraph 1 of the Agreement is amended and restated to read in its entirety as follows:

1.
Commencement Date; Term of Employment. The term of this Agreement and your employment with the Company under this Agreement will commence on July 2, 2012 or such earlier date as the Board of Directors of the Company (the “Board”) and you may agree (“Commencement Date”) and, subject to earlier termination as provided in Section 11 hereof, the term of this Agreement will end on December 31, 2018; provided, however, that, the term will be automatically extended (subject to Section 11) for successive additional one (1)-year periods unless, at least six (6) months prior to the end of such initial term or any applicable one (1)-year extended term, the Company or you have notified the other in writing that the term of this Agreement will expire on the last day thereof. For all purposes hereunder, the initial term, as may be so extended, is the “Term.” Any employment after the date of expiration of the Term will be at-will.

Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

This Amendment shall become effective on the date on which the Company shall have received from you a counterpart of this Amendment executed by you. On and after the effective date, any reference to the Agreement contained in the Agreement shall mean the Agreement as amended hereby.

Sincerely,

/s/ Daniel C. Stanzione, Ph.D.
Daniel C. Stanzione, Ph. D.
Chairman of the Board

Agreed and Accepted:

/s/ Stephen H. Rusckowski
Stephen H. Rusckowski

June 11, 2015